UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         February 25, 2011

Rx Technologies Corp.

(Exact name of registrant as specified in its charter)

Florida	333-156942	26-3891952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7076 Spyglass Avenue, Parkland, FL	33076
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 599-3672

___________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

Intellectual Property Agreement

On February 25, 2011, Rx Technologies Corp. (the “Company” or “Rx”) entered into an Intellectual Property Agreement with Medipayments, Inc., the developer and owner of the Medipayment’s process for merchants services including trade secrets and intellectual property rights.  The Medipayment process includes a system whereby merchants that utilize the process have additional identifying features of the consumer to enhance correct identification on presentation and process of the facility. Additionally, Medipayments is developing vending dispensaries and tech messaging services in the related fields of technology.

Pursuant to this agreement, the Company acquired solely the intellectual property and related rights, but acquired no additional assets and assumed no liability associated with such intellectual property at the date of closing.  The consideration for the intellectual property purchased was the issuance of 5,000,000 common shares of Rx.  These shares were allocated, in part, to certain other associates involved with facilitating the development of the intellectual property.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Intellectual Property Purchase Agreement dated February18, 2011 and closed on February 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rx Technologies Corp.

Date: March 1, 2011	By:	/s/ Michael P. McManus
Michael P. McManus, President